Fund Name	Affiliated Underwriter	Aggregate Principal Amount of Offering	Commission, Spread or Profit	Currency	CUSIP	Date Offering is Due to Commence	Principal Amount Purchased by Other	Issuer Name / Name of Security	Price at Close (Local Currency)	Principal Amount Purchased by the Fund ($USD)	Trade Date	Purchase price (Local Currency)	Security Type	Shares/ Par Value Purchased by Fund	List the Underwriting Syndicate Members	Underwriter/ Seller Purchased From
Multi-Manager Total Return Bond Strategies Fund	Natixis	2,500,000,000.00	0.43%	USD	404280BK4	3/6/2017	8,261,000	HSBC Holdings PLC	100	5,185,000.000	3/6/2017	100	(i) Issued under 1933 Act	5,185,000.000	HSBC, ABN Amro, BBVA, CIBC,
Commerzbank, Commonwealth
Bank of Australia, Credit Agricole,
Credit Suisse, Danske Bank, Erste
Bank, Ing Capital, Lloyds, Mizuho,
Morgan Stanley, MUFG Securities,
nabSecurities, Natixis, RBS,
Santander, Scotia Capital, Societe
Generale, Sumitomo, Unicredit,
															Wells Fargo	HSBC

Multi-Manager Total Return Bond Strategies Fund	Natixis	750,000,000.00	0.63%	USD	11271RAA7	3/7/2017	513,671	Brookfield Finance LLC	100	3,929,834.800	3/7/2017	99.742	(i) Issued under 1933 Act	3,940,000.000	Citigroup, Deutsche Bank, Natixis	Deutsche Bank

Multi-Manager Total Return Bond Strategies Fund	Natixis	1,000,000,000.00	0.60%	USD	247361ZK7	3/9/2017	329,099	Delta Air Lines Inc	100	2,557,997.550	3/9/2017	99.727	(i) Issued under 1933 Act	2,565,000.000	Bank of America Merrill Lynch,
Barclays, Citigroup, Credit
Agricole, Credit Suisse, Deutsche
Bank, Goldman Sachs, JP Morgan,
Morgan Stanley, US Bancorp, BNP
Paribas, Guzman, Natixis, UBS
Securities, Wells Fargo, Williams
															Capital	Morgan Stanley

Multi-Manager Total Return Bond Strategies Fund	Natixis	1,000,000,000.00	0.35%	USD	234064AB9	4/12/2017	585,000	Daiwa Securities Group	100	4,610,000.000	4/12/2017	100	(v) Eligible Rule 144A	4,610,000.000	Daiwa Capital Markets, HSBC, JP Morgan, Natixis	JP Morgan

Multi-Manager Total Return Bond Strategies Fund	Natixis	2,000,000,000.00	0.88%	USD	06051GGM5	4/19/2017	0	Bank of America Corp	100	3,615,000.000	4/19/2017	100	(i) Issued under 1933 Act	3,615,000.000	Bank of America Merrill Lynch, Mizuho, Natixis	Mizuho

Multi-Manager Total Return Bond Strategies Fund	Natixis	2,000,000,000.00	0.45%	USD	06738EAW5	5/2/2017	6,260,000	Barclays PLC	100	2,975,000.000	5/2/2017	100	(i) Issued under 1933 Act	2,975,000.000	Barclays Capital, ANZ Securities,
Bank of Nova Scotia, BNY Mellon,
BBVA, CIBC, Commonwealth
Bank of Australia, Drexel Hamilton,
Mischler, Natixis, Nomura, PNC
Capital, Santander, SMBC Nikko,
Standard Chartered Bank, SunTrust,
SwedBank, US Bancorp, Williams
															Capital	Barclays

Multi-Manager Total Return Bond Strategies Fund	Natixis	1,500,000,000.00	0.35%	USD	172967LL3	5/11/2017	1,075,000	Citigroup Inc	100	7,990,000.000	5/11/2017	100	(i) Issued under 1933 Act	7,990,000.000	Citigroup, Natixis	Citigroup

Multi-Manager Total Return Bond Strategies Fund	Natixis	2,500,000,000.00	0.45%	USD	38141GWL4	5/31/2017	920,000	Goldman Sachs Group Inc	100	6,940,000.000	5/31/2017	100	(i) Issued under 1933 Act	6,940,000.000	Goldman Sachs, Natixis	Goldman Sachs

Multi-Manager Total Return Bond Strategies Fund	Natixis	1,000,000,000.00	0.45%	USD	606822AR5	7/18/2017	5,625,000	Mitsubishi UFJ FIN GRP	100	4,840,000.000	7/18/2017	100	(i) Issued under 1933 Act	4,840,000.000	Merrill Lynch, Morgan Stanley, MUFG, BNP Paribas, Citigroup, Credit Agricole, Credit Suisse, HSBC, ING Financial, JP Morgan, Natixis, Nomura Securities, RBC, Societe Generale	MUFG Securities Americas Inc
Multi-Manager Total Return Bond Strategies Fund	Natixis	2,000,000,000.00	0.88%	USD	61744YAL2	7/19/2017	8,079,000	Morgan Stanley	100	2,750,000.000	7/19/2017	100	(i) Issued under 1933 Act	2,750,000.000	Morgan Stanley, Bank of New
York, Citizens Financial,
Commerzbank, Commonwealth
Bank of Australia, Danske Bank,
Deutsche Bank, Drexel
Hamilton, First Horizon, Huntington
Capital Corp, KKR Capital Markets,
Natixis, Nykredit Bank, RBC,
Regions Financial, Samuel A
Ramirez, Standard Chartered Bank,
SunTrust Robinson, Swedbank, TD
															Securities	Morgan Stanley

In addition to the information above, the Fund’s Board of Trustees receives, pursuant to the Fund’s procedures adopted under Rule 10f-3, from representative(s) of the Fund’s adviser or, if the transaction is effected for a portion of the Fund managed by a subadviser, the Fund’s subadviser, a report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph (c)(1) through (c)(8) of Rule 10f-3.